UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 23, 2006

Openwave Systems Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16073	94-3219054
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

2100 Seaport Boulevard Redwood City, CA	94063
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 480-8000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 23, 2006, Openwave Systems Inc. (the “Company”) and Allen Snyder, the Company’s Chief Operating Officer, entered into an amended employment agreement effective March 1, 2006. Under this amended employment agreement: (1) Mr. Snyder is entitled to an annual base salary of $375,000; (2) Mr. Snyder is eligible for a new target bonus rate of 100% of his salary under the Company’s Corporate Incentive Plan; (3) Mr. Snyder is entitled to a one-time bonus of six thousand two hundred fifty dollars ($6,250) on March 1, 2006; (4) subsection (v) of the definition of “Cause” as provided in Exhibit A to the October 2004 Employment Terms between Mr. Snyder and the Company is deleted; and (5) provided that Mr. Snyder’s employment with the Company continues through December 31, 2006, then, in the event his employment is terminated thereafter by voluntary resignation or by the Company without “Cause”, all unvested Company stock options and unvested restricted stock awards shall become vested at that time, provided, however, that such acceleration will not apply to the Restricted Stock Award granted on February 23, 2006, nor to any new grants or awards made after March 1, 2006. The actual bonus of the Company’s Corporate Incentive Plan, if any, shall be determined based upon the achievement level of the Company’s financial and performance objectives. The foregoing description of the amended employment agreement is qualified in its entirety by the terms of the amended employment agreement which is filed herewith as Exhibit 10.1 and incorporated herein by reference. Except as expressly amended in the amended employment agreement, all other terms and conditions of the October 2004 Employment Terms remain in full force and effect. The Company also granted Mr. Snyder a Restricted Stock Award on February 23, 2006.

On February 23, 2006, the Compensation Committee of the Board of Directors of the Company approved the amended employment agreement of Mr. Snyder. On the same day, the Compensation Committee also granted a restricted stock award to Mr. Snyder of 80,000 shares of the Company’s common stock on the Company’s standard form of restricted stock purchase agreement under the Company’s 1996 Stock Plan, with equal annual vesting over three years from the grant date, however, if Mr. Snyder achieves certain performance targets on or before December 31, 2006, this stock award will become 100% vested on the date of such achievement. The vesting of the restricted stock is contingent upon continued employment of Mr. Snyder on the applicable vesting date.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Amended Employment Offer Letter Agreement by and between Openwave Systems Inc. and Allen Snyder, dated February 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OPENWAVE SYSTEMS INC.

By:	/s/ GREG WRENN
Name:	Greg Wrenn
Title:	Senior Vice President and General Counsel

Date: February 28, 2006

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended Employment Offer Letter Agreement by and between Openwave Systems Inc. and Allen Snyder, dated February 23, 2006.